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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement of SS&C Technologies, Inc. on Form S-3 of our report dated January 23, 1998, on our audit of the financial statements of Mabel Systems B.V. as of December 31, 1996 and for the year then ended, which report has been included in the Current Report on Form 8-K/A, dated November 14, 1997 as filed with the Commission on January 28, 1998. We also consent to the reference to our firm under the caption "Experts."

                                         /s/ COOPERS & LYBRAND N.V.

Amsterdam, The Netherlands
June 17, 1998